EXHIBIT 10.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Employment Agreement") is made and entered into as of November 17, 2008 by and among Citizens South Banking Corporation, a Delaware corporation, Citizens South Bank, a federally chartered savings bank and wholly owned subsidiary of Citizens South Banking Corporation (the "Company"), and Kim S. Price, President and Chief Executive Officer (the "EXECUTIVE"). Citizens South Banking Corporation and Citizens South Bank are hereinafter sometimes collectively or individually referred to as "CITIZENS SOUTH."

     WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of Citizens South pursuant to an employment agreement between Citizens South and the Executive originally entered into as of May 17, 2004 (the "Original Agreement");

     WHEREAS, Citizens South desires to amend and restate the Original Agreement in order to make changes to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as certain other changes;

     WHEREAS, Citizens South desires to ensure that Citizens South is assured of the continued availability of the Executive's services as provided in this Agreement;

     WHEREAS, the Executive is willing to serve Citizens South on the terms and conditions hereinafter set forth; and

     WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of Citizens South, is contemplated insofar as Citizens South or any affiliates are concerned;

     NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT

     1.1 EMPLOYMENT. Citizens South Banking Corporation and Citizens South Bank hereby employ the Executive to serve as President and Chief Executive Officer according to the terms and conditions of this Employment Agreement, effective on the date first written above (the "Effective Date") and for the period stated in
Article 3. The Executive hereby accepts employment according to the terms and conditions of this Employment Agreement and for the period stated in Article 3. The Executive also agrees to serve as an officer or director of any subsidiary or affiliate of Citizens South, if elected. For purposes of this Employment Agreement, the term "affiliate" means any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Citizens South Bank.

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     1.2 SERVICE ON THE BOARD OF DIRECTORS.

     (a) BOARD OF DIRECTORS OF CITIZENS SOUTH BANKING CORPORATION. The Executive is currently serving as a director of Citizens South Banking Corporation. Citizens South Banking Corporation shall nominate the Executive for election as a director at such times as necessary so that the Executive will, if elected by stockholders, remain a director of Citizens South Banking Corporation throughout the term of this Employment Agreement. The Executive hereby consents to serve as a director of Citizens South Banking Corporation, and the Executive hereby consents to being named as a director of Citizens South Banking Corporation in documents filed by Citizens South Banking Corporation with the Securities and Exchange Commission. The Executive shall be deemed to have resigned as a director of Citizens South Banking Corporation effective immediately after termination of the Executive's employment under Article 5 of this Employment Agreement, regardless of whether the Executive submits a formal, written resignation as director.

     (b) BOARD OF DIRECTORS OF CITIZENS SOUTH BANK. The Executive is currently serving as a director of Citizens South Bank. The board of directors of Citizens South Banking Corporation and the board of directors of Citizens South Bank shall undertake every lawful effort to ensure that the Executive continues throughout the term of his employment to be elected or reelected as a director of Citizens South Bank. The Executive shall be deemed to have resigned as a director of Citizens South Bank effective immediately after termination of the Executive's employment under Article 5 of this Employment Agreement, regardless of whether the Executive submits a formal, written resignation as director.

                                    ARTICLE 2
                                     DUTIES

     As President and Chief Executive Officer of Citizens South Banking Corporation, the Executive shall serve under the direction of Citizens South Banking Corporation's board of directors and in accordance with Citizens South
Banking Corporation's Articles of Incorporation and Bylaws, as each may be amended or restated from time to time. As President and Chief Executive Officer of Citizens South Bank, the Executive shall serve under the direction of Citizens South Bank's board of directors and in accordance with Citizens South Bank's Charter and Bylaws, as each may be amended or restated from time to time. The Executive shall report directly to the board of directors. He shall serve Citizens South faithfully, diligently, competently, and to the best of his ability, and he shall exclusively devote his full time, energy, and attention to the business of Citizens South and to the promotion of Citizens South's interests throughout the term of this Employment Agreement. Without the written consent of Citizens South Banking Corporation's board of directors, the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which such compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this Article 2 shall prevent the Executive from managing his personal investments and affairs, provided that doing so does not interfere with the proper performance of his duties and responsibilities as President and Chief Executive Officer.


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                                    ARTICLE 3
                               TERM OF EMPLOYMENT

     The initial term of this Employment Agreement shall be for a period of three years, commencing on the Effective Date. On the first anniversary of the Effective Date of this Employment Agreement and on each anniversary thereafter, this Employment Agreement shall be extended automatically for one additional year unless Citizens South's board of directors determines that the term shall not be extended.

     If the board of directors determines not to extend the term, it shall notify the Executive in writing at least ten days before the anniversary date. If the board decides not to extend the term of this Employment Agreement, this Employment Agreement shall nevertheless remain in force until its term expires. The board's decision not to extend the term of this Employment Agreement shall not - by itself - give the Executive any rights under this Employment Agreement to claim an adverse change in his position, compensation, or circumstances or otherwise to claim entitlement to severance or termination benefits under Articles 6 or 7 of this Employment Agreement. References herein to the term of this Employment Agreement shall refer to the initial term, as the same may be extended. Unless sooner terminated, the Executive's employment shall terminate when he attains age 65.

     For one full year after expiration of the term of this Employment Agreement or termination of the Executive's employment, the Executive shall furnish information and assistance to Citizens South as may reasonably be required by Citizens South in any litigation in which Citizens South or any of subsidiary or affiliate is or may become a party, upon reasonable notice to the Executive.

                                    ARTICLE 4
                         COMPENSATION AND OTHER BENEFITS

     4.1 BASE SALARY. In consideration of the Executive's performance of his obligations under this Employment Agreement, Citizens South Banking Corporation shall pay or cause to be paid to the Executive a salary at the annual rate of not less than $259,375, payable in semi-monthly installments. The Executive's salary shall be reviewed annually by the Compensation Committee of Citizens South's board of directors or by such other board committee as has jurisdiction over executive compensation. The Executive's salary may be increased at the discretion of the committee having jurisdiction over executive compensation. However, the Executive's salary shall not be reduced. The Executive's salary, as the same may be increased from time to time, is referred to in this Employment Agreement as the "BASE SALARY." Nothing in this Employment Agreement is intended to govern or restrict the kind or amount of compensation the Executive may receive in his capacity as a director of Citizens South.


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     4.2  BENEFIT  PLANS  AND  PERQUISITES.  The  Executive  shall  be  entitled throughout the term of this Employment Agreement to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time, including without limitation plans providing pension, medical, dental, disability, and group life benefits, including Citizens South's 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that the Executive satisfies the eligibility requirements for any such plans or benefits. Without limiting the generality of the foregoing:

     (a) PARTICIPATION IN STOCK PLANS. The Executive shall be eligible to participate in Citizens South's stock option plans and other stock-based compensation, incentive, bonus, or purchase plans existing on the date of this Employment Agreement or adopted during the term of this Employment Agreement.

     (b) CLUB DUES. During the term of this Employment Agreement, Citizens South shall pay or cause to be paid the Executive's membership assessments and dues in civic clubs and such expenses shall be paid promptly by Citizens South and in any event no later than March 15 of the year immediately following the year in which the expenses were incurred.

     (c) REIMBURSEMENT OF BUSINESS EXPENSES. The Executive shall be entitled to reimbursement of all reasonable business expenses incurred in performing his obligations under this Employment Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of Citizens South and reasonable expenses for attendance at annual and other periodic meetings of trade associations and such reimbursement shall be paid promptly by Citizens South and in any event no later than March 15 of the year immediately following the year in which the expenses were incurred.

     (d) USE OF AUTOMOBILE. The Executive shall have the use of an automobile titled in Citizens South's name for use by the Executive in carrying out his duties for Citizens South, the insurance and maintenance expenses of which shall be paid by Citizens South. As additional compensation, the Executive may use such automobile for personal purposes, provided that the Executive renders an accounting of his business and personal use to Citizens South in accordance with regulations under the Code.

     4.3 VACATION. The Executive shall be entitled to paid annual vacation and sick leave in accordance with the policies established from time to time by Citizens South. The Executive shall not be entitled to any additional compensation for failure to use allotted vacation or sick leave, nor shall the Executive be entitled to accumulate unused sick leave from one year to the next unless authorized by Citizens South's board of directors to do so. Vacation days not used in a given year may not be carried over from one calendar year to the next.

     4.4 INDEMNIFICATION AND INSURANCE.

     (a) INDEMNIFICATION. Citizens South Banking Corporation shall indemnify the Executive or cause the Executive to be indemnified with respect to his activities as a director, officer, employee, or agent of Citizens South Banking Corporation or Citizens South Bank or as a person who is serving or has served at the request of Citizens South Banking Corporation (a "REPRESENTATIVE") as a director, officer, employee, agent, or trustee of an affiliated corporation, joint venture trust or other enterprise, domestic or foreign, in which Citizens South Banking Corporation has a direct or indirect ownership interest against expenses (including without limitation attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him ("EXPENSES") in connection with any claim against the Executive that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal (a "PROCEEDING"), to which the Executive was, is, or is threatened to be made a party by reason of the Executive being or having been such a director, officer, employee, agent, or representative.

     The indemnification provided herein shall not be exclusive of any other indemnification or right to which the Executive may be entitled and shall continue after the Executive has ceased to occupy a position as an officer, director, employee, agent or representative with respect to Proceedings relating to or arising out of the Executive's acts or omissions during his service in such position. The benefits provided to the Executive under this Employment Agreement for the Executive's service as a representative shall be payable if and only if and only to the extent that reimbursement to the Executive by the affiliated entity with which the Executive has served as a representative, whether pursuant to agreement, applicable law, articles of incorporation or association, by-laws or regulations of the entity, or insurance maintained by such affiliated entity, is insufficient to compensate the Executive for Expenses actually incurred and otherwise payable by Citizens South under this Employment Agreement. Any payments in fact made to or on behalf of the Executive directly or indirectly by the affiliated entity with which the Executive served as a representative shall reduce the obligation of Citizens South hereunder.

     (b) EXCLUSIONS. Anything herein to the contrary notwithstanding, however, nothing in this section 4.4 requires indemnification, reimbursement, or payment by Citizens South Banking Corporation or Citizens South Bank, and the Executive shall not be entitled to demand indemnification, reimbursement or payment hereunder:

          (1) if and to the extent indemnification, reimbursement, or payment constitutes a "prohibited indemnification payment" within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)], or

          (2) for any claim or any part thereof as to which the Executive shall have been determined by a court of competent jurisdiction, from which no appeal is or can be taken, by clear and convincing evidence, to have acted with deliberate intent to cause injury to Citizens South Banking Corporation or Citizens South Bank or with reckless disregard for the best interests of Citizens South Banking Corporation, or

          (3) for any claim or any part thereof arising under Section 16(b) of the Securities Exchange Act of 1934 as a result of which the Executive is required to pay any penalty, fine, settlement, or judgment, or

          (4) for any obligation of the Executive based upon or attributable to the Executive gaining in fact any personal gain, profit, or advantage to which he was not entitled, or

          (5) any proceeding initiated by the Executive without the consent or authorization of Citizens South Banking Corporation's board of directors, but this exclusion shall not apply with respect to any claims brought by the Executive (a) to enforce his rights under this Employment Agreement, or
     (b) in any Proceeding initiated by another person or entity whether or not such claims were brought by the Executive against a person or entity who was otherwise a party to such proceeding.

     (c) INSURANCE. Citizens South Banking Corporation shall maintain or cause to be maintained liability insurance covering the Executive throughout the term of this Employment Agreement.

                                    ARTICLE 5
                            TERMINATION OF EMPLOYMENT

     5.1 TERMINATION BY THE EMPLOYER.

     (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically on the date of the Executive's death. If the Executive dies in active service to Citizens South, his estate, legal representatives, or named beneficiaries (as directed by Executive in writing) shall for one year after the date of the Executive's death be paid the Base Salary at the rate in effect at the time Executive's death which shall commence within 30 days following the date of the Executive's death, and Citizens South shall continue to provide non-taxable medical and dental benefits normally provided for an executive's family for one year after the Executive's death.

     By delivery of written notice 30 days in advance to the Executive, Citizens South may terminate the Executive's employment if the Executive is disabled. For purposes of this Employment Agreement, the Executive shall be deemed to be "DISABLED" if: (i) the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, the Executive is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Citizens South; or (iii) Executive is determined to be totally disabled by the Social Security Administration. If the Executive is terminated by either of Citizens South Banking Corporation or Citizens South Bank because of disability, his employment with the other shall also terminate at the same time.

     (b) TERMINATION WITHOUT CAUSE. With written notice to the Executive 60 days in advance, Citizens South may terminate the Executive's employment without Cause. If the Executive is terminated without Cause by either of Citizens South Banking Corporation or Citizens South Bank, he shall be deemed also to have been terminated without Cause by the other.

     (c) TERMINATION WITH CAUSE. Effective on the date on which termination notice is given to the Executive and without the requirement of advance notice to the Executive, Citizens South may terminate the Executive's employment with Cause. If the Executive is terminated for Cause by either of Citizens South Banking Corporation or Citizens South Bank, he shall be deemed also to have been terminated for Cause by the other. The Executive shall not be deemed to have been terminated for Cause under this Employment Agreement unless and until there is delivered to him a copy of a resolution duly adopted at a meeting of the board of directors called and held for such purpose, which resolution shall (1) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting Cause, and (2) specify the particulars thereof. The resolution shall be deemed to have been duly adopted if and only if it is adopted by the affirmative vote of at least 75% of the directors of Citizens
South Banking Corporation then in office or 75% of the directors of Citizens South Bank then in office, in either case excluding the Executive, at a meeting duly called and held for that purpose. Notice of the meeting and the proposed termination for Cause shall be given to the Executive a reasonable amount of time before the board's meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Employment Agreement limits the Executive's or his beneficiaries' right to contest the validity or propriety of the board's determination of Cause.

     (d) DEFINITION OF CAUSE. For purposes of this Employment Agreement, "CAUSE" means termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of Citizens South's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the directors of Citizens South will likely cause substantial financial harm or substantial injury to the reputation of Citizens South, willfully engaging in actions that in the reasonable opinion of the directors of Citizens South will likely cause substantial financial harm or substantial injury to the business reputation of Citizens South, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

     5.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment with written notice to Citizens South Banking Corporation 60 days in advance, whether with or without Good Reason. If the Executive terminates with Good Reason, the termination will take effect at the conclusion of the 60-day period unless the event or circumstance constituting Good Reason is cured by Citizens South or unless the notice of termination for Good Reason is revoked by the Executive within the 60-day period. For purposes of this Agreement, "GOOD REASON" means any of the following events occur -

     (a) Reduced Base Salary: involuntary reduction of the Executive's Base Salary,

     (b) Participation in Benefit Plans Reduced or Terminated: involuntary reduction of the Executive's bonus, incentive, and other compensation award opportunities under Citizens South Banking Corporation's benefit plans and Citizens South Bank's benefit plans, unless in the case of either company a company-wide reduction of all officers' award opportunities occurs simultaneously, or involuntary termination of the Executive's participation in any officer or employee benefit plan maintained by Citizens South Banking Corporation or by Citizens South Bank, unless the plan is terminated because of changes in law or loss of tax deductibility to Citizens South with respect to contributions to the plan, or unless the plan is terminated as a matter of Citizens South Banking Corporation policy or Citizens South Bank policy applied equally to all participants in the plan,

     (c) Reduced Responsibilities or Status:

          (1) assignment to the Executive of duties that are materially inconsistent with the Executive's position as Citizens South Banking Corporation's principal executive officer or that represent a reduction of his authority,

          (2) failure to appoint or reappoint the Executive as President and Chief Executive Officer of Citizens South Banking Corporation,

          (3) failure to nominate the Executive as a director of Citizens South Banking Corporation, or

          (4) failure to elect or reelect the Executive or cause the Executive to be elected or reelected to the board of directors of Citizens South Bank in accordance with Section 1.2(b) of this Employment Agreement, without the Executive's written consent,

     (d) Failure to Obtain Assumption Agreement: failure to obtain an assumption of Citizens South's obligations under this Employment Agreement by any successor to Citizens South Banking Corporation, regardless of whether such entity becomes a successor to Citizens South Banking Corporation as a result of a merger, consolidation, sale of assets, or other form of reorganization,

     (e) Material Breach: a material breach of this Employment Agreement by Citizens South that is not corrected within a reasonable time, or

     (f) Relocation of the Executive: relocation of Citizens South Banking Corporation's principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of Citizens South Banking Corporation's principal executive offices on the date of this Employment Agreement.

     5.3 NOTICE. Any purported termination by Citizens South or by the Executive shall be communicated by written notice of termination to the other. The notice must state the specific termination provision of this Employment Agreement relied upon. The notice must also state the date on which termination shall become effective, which shall be a date not earlier than the date of the termination notice. If termination is for Cause or with Good Reason, the notice must state in reasonable detail the facts and circumstances forming the basis for termination of the Executive's employment.

                                    ARTICLE 6
                   COMPENSATION AND BENEFITS AFTER TERMINATION

     6.1 CAUSE. If the Executive's employment terminates for Cause, the Executive shall receive the salary to which he was entitled through the date on which termination became effective and any other benefits that may be available to him under Citizens South's benefit plans and policies in effect on the date of termination. All unvested stock options held by the Executive shall become null and void effective immediately upon the Executive's receipt of notice of termination for Cause.

     6.2 TERMINATION BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive terminates employment other than for Good Reason, the Executive shall receive the salary to which he is entitled through the date on which his termination becomes effective and any other benefits that may be available to him under Citizens South's benefit plans and policies.

     6.3 CONTINUED BASE SALARY IN THE CASE OF TERMINATION BECAUSE OF DISABILITY. If the Executive's employment terminates because of disability, the Executive shall receive the benefits provided under any disability program sponsored by Citizens South. To the extent that such benefits are less than Executive's Base Salary, Citizens South shall pay the Executive an amount equal to the difference between such disability plan benefits and the amount of the Executive's Base Salary for the remaining term of this Employment Agreement or for one year, whichever is longer. Accordingly, any payments required hereunder shall commence within thirty (30) days from the Executive's termination due to disability and be payable in semi-monthly installments.

     6.4 TERMINATION WITHOUT CAUSE AND TERMINATION FOR GOOD REASON.

     (a) CONTINUED SALARY. If Citizens South terminates the Executive's employment without Cause or if the Executive terminates employment for Good Reason, the Executive shall continue to receive the Base Salary for the unexpired term of this Employment Agreement, but he shall not be entitled to continued participation in Citizens South's or a subsidiary's 401(k) retirement plan or any stock-based plans. Payments of Base Salary under this Section 6.4(a) shall not be reduced or offset by any other compensation the Executive receives through other employment after termination of his employment with Citizens South. The provisions of this Section 6.4 are subject to Article 9 of this Employment Agreement. Payments of Base Salary shall be made in semi-monthly installments and shall commence within 30 days following the Executive's termination of employment pursuant to this Section 6.4. Notwithstanding the foregoing, in the event the Executive is a Specified Employee (within the meaning of Treasury Regulations ss.1.409A-1(i)), then, to the extent necessary to avoid penalties under Code Section 409A, any payments to which Executive is entitled for the first six months following termination of employment shall be held and shall be paid to the Executive on the first day of the seventh month following termination of the Executive's employment. The withheld payments plus interest at six percent (6%) shall be paid to the Executive on the first day of the seventh month following the Executive's termination of employment pursuant to this Section 6.4.

     Citizens South and the Executive acknowledge and agree that the compensation and benefits under this Section 6.4 shall not be payable if compensation and benefits are payable or shall have been previously paid to the Executive under Article 7 of this Agreement. That is, the parties acknowledge and agree that the Executive shall not be entitled to duplicative compensation and benefit payments under this Section 6.4 and under Article 7 if the
Executive's employment is terminated without Cause or if the Executive terminates employment with Good Reason.

     (b) CASH-OUT OF VALUE OF UNVESTED STOCK OPTIONS. If Citizens South terminates the Executive's employment without Cause or if the Executive terminates employment with Good Reason before full vesting of stock options then held by him, the Executive shall be entitled to receive from Citizens South an amount in cash equal to the value of the unvested stock options as of the effective date of termination. Amounts payable under this paragraph (b) shall be paid in a single lump sum at the same time the first payment is made pursuant to
Section 6.4(a) above.

     (c) CASH-OUT OF THE EXECUTIVE'S 401(K) RETIREMENT PLAN ACCOUNT. If Citizens South terminates the Executive's employment without Cause or if the Executive terminates employment with Good Reason before full vesting of the amounts credited to his account as a result of matching or discretionary contributions by Citizens South under Citizens South's 401(k) Plan, the Executive shall be entitled to receive from Citizens South an amount in cash equal to the value of any unvested contributions payable at the same time the first payment is made pursuant to Section 6.4(a) above.

     (d) SEPARATION FROM SERVICE. For purposes of Section 6.4, termination of the Executive's employment without Cause and the Executive's termination of employment for Good Reason as used herein shall be construed to require a "Separation from Service" as defined in Code Section 409A and the Treasury Regulations promulgated thereunder, provided, however, that Citizens South and the Executive reasonably anticipate that the level of bona fide services the Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.

     6.5 POST-TERMINATION LIFE AND MEDICAL COVERAGE. If the Executive's employment terminates involuntarily but without Cause, or voluntarily but with Good Reason, or because of disability, until expiration of the remaining term of this Employment Agreement Citizens South shall continue, or cause to be continued at Citizens South's expense, life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained by Citizens South Bank for the Executive prior to his termination; provided, however, that such benefits shall not be provided if they would constitute an unsafe or unsound banking practice relating to executive compensation and employment contracts according to 12 CFR 563.39 and 12 CFR 563.161, as in effect currently or as in effect hereafter.

     6.6 SUPPLEMENTAL RETIREMENT PLAN. Citizens South and the Executive have entered into a Salary Continuation Agreement dated as of January 1, 2004 (as may be amended from time to time). Unless the Salary Continuation Agreement explicitly provides otherwise, whether benefits are properly payable to the Executive under the Salary Continuation Agreement shall be determined solely by reference to that agreement.

                                    ARTICLE 7
                           CHANGE IN CONTROL BENEFITS

     7.1 CHANGE IN CONTROL BENEFITS.

     (a) CHANGE IN CONTROL BENEFITS. If a Change in Control occurs during the term of this Employment Agreement, Citizens South shall make or cause to be made a lump-sum payment to the Executive in an amount in cash equal to three times the Executive's annual compensation within thirty (30) days following the effective date of the Change in Control. For this purpose, annual compensation means (1) the Executive's Base Salary at the time of the Change in Control plus
(2) the average of the cash bonuses and cash incentive compensation earned for the three calendar years immediately preceding the year in which the Change in Control occurs, regardless of when the bonus or incentive compensation is paid and regardless of whether all or part of the bonus or incentive compensation is subject to elective deferral. For this purpose bonus and incentive compensation includes cash bonus and cash incentive compensation only and specifically excludes the value of stock-based compensation, including stock options and restricted stock. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value.

     (b) BENEFIT PLANS: In addition to life insurance and non-taxable medical and dental coverage under Section 6.5 of this Employment Agreement and any benefits to which the Executive may be entitled under the Salary Continuation Agreement referred to in Section 6.6 of this Employment Agreement, if a Change in Control occurs, Citizens South shall (1) cause the Executive to become fully vested in any non-qualified plans, programs, or arrangements in which the Executive participated if the plan, program, or arrangement does not address the effect of a Change in Control, and (2) pay the Executive a lump sum cash amount equal to the amount of the matching and profit sharing contributions that would have been contributed to the Executive's 401(k) plan account, if any, that would have been made had the Executive's employment not terminated before the end of the plan year, with such payment to be made within thirty (30) days following the effective date of a Change in Control.

     7.2 DEFINITION OF CHANGE IN CONTROL

     For purposes of this Employment Agreement, "CHANGE IN CONTROL" means any one of the following events occurs -

     (a) CHANGE IN THE OWNERSHIP OF THE COMPANY OR THE BANK. A change in the ownership of the Company or the Bank (collectively, as applicable, the "Employers") shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section
1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Employers that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Employers. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Employers, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Employers (or to cause a change in the effective control of the Employers (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Employers acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction

     (b) CHANGE IN THE EFFECTIVE CONTROL OF THE COMPANY OR THE BANK. A change in the effective control of the Employers shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or
(ii) a majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (b)(ii), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder. In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred. If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of this paragraph (b)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph (a)). Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

     (c) CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE COMPANY'S OR BANK'S ASSETS. A change in the ownership of a substantial portion of the Employer's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

Each of the subparagraphs (a) through (c) of this Section shall be construed and interpreted consistent with the requirements of Code Section 409A and any Treasury Regulations or other guidance issued thereunder.

     7.3 NO MULTIPLE SEVERANCE PAYMENTS. If the Executive receives payment under
Section 7.1 he shall not be entitled to any additional  severance benefits under
Section 6.4 of this Employment Agreement.

     7.4 GROSS-UP FOR TAXES.

     (a) Reimbursement to Account for Excise Taxes. If the Executive receives the lump sum payment under Section 7.1 of this Employment Agreement and acceleration of benefits under any other benefit, compensation, or incentive plan or arrangement with Citizens South (collectively, the "TOTAL BENEFITS"), and if any part of the Total Benefits is subject to the Excise Tax under Code
Section 280G and Code Section 4999(the "EXCISE TAX"), Citizens South shall reimburse the Executive the following additional amounts, consisting of (1) a payment equal to the Excise Tax payable by the Executive under Code Section 4999 on the Total Benefits (the "EXCISE TAX PAYMENT") and (2) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll, and excise taxes. Together, the additional amounts described in clauses (1) and
(2) are referred to in this Employment Agreement as the "GROSS-UP PAYMENT AMOUNT." Payment of the Gross-Up Payment Amount shall be made within thirty (30) days following the effective date of the Change in Control.

     CALCULATING THE EXCISE TAX. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

          (1) Determination of "Parachute Payments" Subject to the Excise Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether under the terms of this Employment Agreement or any other agreement or any other benefit plan or arrangement with Citizens South, any person whose actions result in a Change in Control, or any person affiliated with Citizens South or such person) shall be treated as "PARACHUTE PAYMENTS" within the meaning of Code Section 280G(b)(2), and all "EXCESS PARACHUTE PAYMENTS" within the meaning of Code Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by Citizens South as of the date immediately before the Change in Control (the "ACCOUNTING FIRM") such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of Code Section 280G(b)(4) in excess (as defined in Code Section 280G(b)(3)), or are otherwise not subject to the Excise Tax,

          (2) Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of Code Section 280G(b)(1) (after applying clause (1), above), and

          (3) Value of Noncash Benefits and Deferred Payments: the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of Code Sections 280G(d)(3) and (4).

     ASSUMED MARGINAL INCOME TAX RATE. For purposes of determining the Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination of employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Code
Section 68 in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

     RETURN OF REDUCED EXCISE TAX PAYMENT OR PAYMENT OF ADDITIONAL EXCISE TAX. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Executive's employment terminated, the Executive shall repay to Citizens South - when the amount of the reduction in Excise Tax is finally determined - the portion of the Gross-Up Payment Amount attributable to the reduction (plus that portion of the Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment Amount being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction). The Executive shall repay Citizens South as soon as practicable, but no later than two and one-half months after the end of the year in which the reimbursement amount has been so determined.

     If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive's employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payment Amount), Citizens South shall reimburse the Executive for that excess (plus any interest, penalties or additions payable by the Executive for the excess) within thirty (30) days of such determination.

     (b) Responsibilities of the Accounting Firm and Citizens South.

     DETERMINATIONS SHALL BE MADE BY THE ACCOUNTING FIRM. Subject to the provisions of Section 7.4(a), all determinations required to be made under this
Section 7.4(b) - including whether and when a Gross-Up Payment Amount is required, the amount of the Gross-Up Payment Amount and the assumptions to be used to arrive at the determination (collectively, the "DETERMINATION") - shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Citizens South and the Executive within 15 business days after receipt of notice from Citizens South or the Executive that there has been a Gross-Up Payment Amount, or such earlier time as is requested by Citizens South.

     FEES AND EXPENSES OF THE ACCOUNTING FIRM AND AGREEMENT WITH THE ACCOUNTING FIRM. All fees and expenses of the Accounting Firm shall be borne solely by Citizens South. Citizens South shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

     ACCOUNTING FIRM'S OPINION. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

     ACCOUNTING FIRM'S DETERMINATION IS BINDING; UNDERPAYMENT AND OVERPAYMENT. The Determination by the Accounting Firm shall be binding on Citizens South and the Executive. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that a Gross-Up Payment Amount that should have been made will not have been made by Citizens South ("UNDERPAYMENT"), or that a Gross-Up Payment Amount will be made that should not have been made by Citizens South ("OVERPAYMENT"). If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment (together with interest at the rate provided in Code Section 1274(d)(2)(B) of the) shall be paid promptly by Citizens South to or for the benefit of the Executive. If the Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for his Excise Tax according to Section 7.4(a), the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment (together with interest at the rate provided in Code Section 1274(d)(2)(B)) shall be paid promptly by the Executive to or for the benefit of Citizens South. Provided that his expenses are reimbursed by Citizens South, the Executive shall cooperate with any reasonable requests by Citizens South in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

      ACCOUNTING FIRM CONFLICT OF INTEREST. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term "Accounting Firm" as used in this Employment Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 SUCCESSORS AND ASSIGNS.

     (a) This Employment Agreement Is Binding on Citizens South's Successors. This Employment Agreement shall be binding upon Citizens South Banking Corporation and any successor to Citizens South Banking Corporation, including any persons acquiring directly or indirectly all or substantially all of the business or assets of Citizens South Banking Corporation by purchase, merger, consolidation, reorganization, or otherwise. Any such successor shall thereafter be deemed to be "Citizens South Banking Corporation" for purposes of this Employment Agreement. But this Employment Agreement and Citizens South's obligations under this Employment Agreement are not otherwise assignable, transferable, or delegable by Citizens South. By agreement in form and substance satisfactory to the Executive, Citizens South Banking Corporation shall require any successor to all or substantially all of the business or assets of Citizens South Banking Corporation expressly to assume and agree to perform this Employment Agreement in the same manner and to the same extent Citizens South would be required to perform if no such succession had occurred.

     (b) This Employment Agreement Is Enforceable by the Executive and His Heirs. This Employment Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

     (c) This Employment Agreement Is Personal in Nature and Is Not Assignable. This Employment Agreement is personal in nature. Without written consent of the other parties, no party shall assign, transfer, or delegate this Employment Agreement or any rights or obligations under this Employment Agreement, except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 9.1, Citizens South shall have no liability to pay any amount to the assignee or transferee.

     8.2 GOVERNING LAW, JURISDICTION AND FORUM. This Employment Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any conflict of laws provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. By entering into this Employment Agreement, the Executive acknowledges that he is subject to the jurisdiction of both the federal and state courts in the State of North Carolina. Any actions or proceedings instituted under this Employment Agreement shall be brought and tried solely in courts located in Gaston County, North Carolina or in the federal court having jurisdiction in Gastonia, North Carolina. The Executive expressly waives his rights to have any such actions or proceedings brought or tried elsewhere.

     8.3 ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement of the parties concerning the employment of the Executive by Citizens South, and any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Employment Agreement, are hereby rescinded, revoked, and rendered null and void by the parties. The Salary Continuation Agreement (as may be amended from time to time) and the Split Dollar Agreement and Endorsement (as may be amended from time to time) and the parties' rights and obligations thereunder shall remain in full force and effect according to the terms thereof, as the same may be amended and restated after the date of this Employment Agreement. Benefits payable under this Employment Agreement shall not be reduced by any benefits payable under the Salary Continuation Agreement, and benefits payable under the Salary Continuation Agreement shall not be reduced by any benefits payable under this Employment Agreement.

     Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that this Employment Agreement supersedes in its entirety the 2004 employment agreements entered into by the Executive and Citizens South, as amended or supplemented. The 2004 employment agreement shall hereafter be void and of no force or effect.

     8.4 NOTICES. Any notice under this Employment Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of Citizens South Banking Corporation at the time of the delivery of such notice, and properly addressed to Citizens South Banking Corporation if addressed to Citizens South Banking Corporation at 519 South New Hope Road, Gastonia, North Carolina 28054-4040, Attention: Corporate Secretary.

     8.5 SEVERABILITY. In the case of conflict between any provision of this Employment Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Employment Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Employment Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the balance of this Employment Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an injustice.

     8.6 CAPTIONS AND COUNTERPARTS. The captions in this Employment Agreement are solely for convenience. The captions in no way define, limit, or describe the scope or intent of this Employment Agreement. This Employment Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     8.7 NO DUTY TO MITIGATE. Citizens South hereby acknowledges that it will be difficult and could be impossible (a) for the Executive to find reasonably comparable employment after his employment terminates, and (b) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, Citizens South acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. Accordingly, Citizens South further acknowledges that the payment of severance and termination benefits under this Employment Agreement is reasonable and shall be liquidated damages. The Executive shall not be required to mitigate the amount of any payment provided for in this Employment Agreement by seeking other employment. Moreover, the amount of any payment provided for in this Employment Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after termination of his employment.

     8.8 AMENDMENT AND WAIVER. This Employment Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Employment Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Employment Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Employment Agreement shall be held to be a waiver of any other or subsequent breach.

     8.9 PAYMENT OF LEGAL FEES. Citizens South is aware that after a Change in Control management could cause or attempt to cause Citizens South to refuse to comply with its obligations under this Employment Agreement, or could institute or cause or attempt to cause Citizens South to institute litigation seeking to have this Employment Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Employment Agreement. In these circumstances, the purpose of this Employment Agreement would be frustrated. It is Citizens South's intention that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Employment Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. It is Citizens South's intention that the Executive not be forced to negotiate settlement of his rights under this Employment Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Executive that (a) Citizens South has failed to comply with any of its obligations under this Employment Agreement, or (b) Citizens South or any other person has taken any action to declare this Employment Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, Citizens South irrevocably authorizes the Executive from time to time to retain counsel of his choice, at Citizens South's expense as provided in this Section 8.9, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against Citizens South or any director, officer,
stockholder,   or  other  person   affiliated   with  Citizens   South,  in  any
jurisdiction. Notwithstanding any existing or previous attorney-client relationship between Citizens South and any counsel chosen by the Executive under this Section 8.9, Citizens South irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and Citizens South and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this section shall be paid or reimbursed to the Executive by Citizens South on a regular, periodic basis within 30 days following the presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000. Citizens South's obligation to pay the Executive's legal fees provided by this Section
8.9 operates separately from and in addition to any legal fee reimbursement obligation Citizens South Banking Corporation or Citizens South Bank may have with the Executive under any separate severance or other agreement.

                                    ARTICLE 9
                               REQUIRED PROVISIONS

     9.1 CITIZENS SOUTH'S RIGHT TO TERMINATE THE EXECUTIVE'S EMPLOYMENT. Citizens South's board of directors may terminate the Executive's employment at any time, but any termination by the board of directors, other than termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Employment Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause.

     9.2 SUSPENSION OF CITIZENS'S SOUTH OBLIGATIONS IF THE EXECUTIVE IS SUSPENDED. If the Executive is suspended from office or temporarily prohibited from participating in Citizens South Bank's affairs by a notice served under section  8(e)(3)  (12  U.S.C.  1818(e)(3))  or 8(g) (12 U.S.C.  1818(g))  of the
Federal Deposit Insurance Act, Citizens South's obligations under this Employment Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Citizens South may in its discretion (1) pay the Executive all or part of the compensation withheld while Citizens South's obligations were suspended and (2) reinstate in whole or in part any of the obligations that were suspended.

     9.3 TERMINATION OF CITIZENS SOUTH'S OBLIGATIONS IF THE EXECUTIVE IS REMOVED. If the Executive is removed or permanently prohibited from participating in Citizens South Bank's affairs by an order issued under section 8(e) (12 U.S.C. 1818(e)) or 8(g) (12 U.S.C. 1818(g)) of the Federal Deposit
Insurance Act, all obligations of Citizens South under this Employment Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

     9.4 TERMINATION IF CITIZENS SOUTH BANK IS IN DEFAULT. If Citizens South Bank is in default as defined in section 3(x) (12 U.S.C. 1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of Citizens South under this Employment Agreement shall terminate as of the date of default, but this paragraph (d) shall not affect any vested rights of the parties.

     9.5 TERMINATION ASSOCIATED WITH REGULATORY ACTION. All obligations of Citizens South under this Employment Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (1) by the Director of the OTS or the Director's designee, when the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Citizens South Bank under the authority contained in section 13(c) of the Federal Deposit
Insurance Act (12 U.S.C. 1823(c)), or (2) by the Director or the Director's designee when the OTS approves a supervisory merger to resolve problems related to the operations of Citizens South Bank or when Citizens South Bank is determined by the OTS or by the FDIC to be in an unsafe or unsound condition. Vested rights of the parties shall not be affected, however.

     9.6 PAYMENTS ARE SUBJECT TO COMPLIANCE WITH 12 USC 1828(K). Any payments made to the Executive under this Employment Agreement or otherwise are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and any regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

WITNESSES                               CITIZENS SOUTH BANKING CORPORATION

/s/ Paul L. Teem, Jr.                   By:   /s/ David W. Hoyle, Sr.
----------------------------                  ----------------------------------
Paul L. Teem, Jr.                             David W. Hoyle, Sr.


/s/ Gary F. Hoskins                     Its:  Chairman of the Board of Directors
----------------------------                  ----------------------------------
Gary F. Hoskins

WITNESSES                               CITIZENS SOUTH BANK

/s/ Paul L. Teem, Jr.                   By:  /s/ David W. Hoyle, Sr.
----------------------------                 -----------------------------------
Paul L. Teem, Jr.

/s/ Gary F. Hoskins                     Its: Chairman of the Board of Directors
----------------------------                 -----------------------------------
Gary F. Hoskins

WITNESSES                               EXECUTIVE

/s/ Paul L. Teem, Jr.                   /s/ Kim S. Price
----------------------------            ----------------------------------------
Paul L. Teem, Jr.                       Kim S. Price


County of Gaston)
                           ss:
State of North Carolina)

     Before me this 17th day of November, 2008, personally appeared the above named and Kim S. Price, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

                                             /s/ Brendy Pogorzelski
                                             -----------------------------------
(Notary Seal)                                Notary Public

                                             My Commission Expires: May 30, 2009
                                                                    ------------